UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2022

DELEK US HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-38142	35-2581557
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7102 Commerce Way Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 771-6701

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	DK	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amended and Restated ABL Credit Agreement

On October 26, 2022 (the “Closing Date”), Delek US Holdings, Inc. (the “Company”) entered into (i) a third amended and restated credit agreement (the “Amended and Restated ABL Credit Agreement”) with Wells Fargo Bank, National Association, as administrative agent (the “Revolver Administrative Agent”), the Company, as borrower, certain subsidiaries of the Company as further described under “Guarantee and Security” below, as guarantors, and the other lenders party thereto, providing for a senior secured asset-based revolving credit facility with an initial commitment of $1.1 billion (the “Revolving Credit Facility”).

The Revolving Credit Facility permits borrowings in Canadian dollars of up to $50.0 million. The Revolving Credit Facility also permits the issuance of letters of credit of up to $500.0 million, including letters of credit denominated in Canadian dollars of up to $10.0 million. The Company may designate restricted subsidiaries as additional borrowers under the Revolving Credit Facility.

The interest rates applicable to borrowings under the Revolving Credit Facility are based on a fluctuating rate of interest measured by reference to either, at the Company’s option, (i) a base rate, plus an applicable margin, or (ii) a Adjusted Term Secured Overnight Financing Rate (“SOFR”), plus an applicable margin (or, in the case of Revolving Credit Facility borrowings denominated in Canadian dollars, the Canadian dollar bankers’ acceptances rate (“CDOR”)). The initial applicable margin for Revolving Credit Facility borrowings is 0.25% per annum with respect to base rate borrowings and 1.25% per annum with respect to SOFR and CDOR borrowings, and the applicable margin for such borrowings after December 31, 2022 will be based on the Company’s quarterly average excess availability as determined by reference to a borrowing base, ranging from 0.25% per annum to 0.75% per annum with respect to base rate borrowings and from 1.25% per annum to 1.75% per annum with respect to SOFR and CDOR borrowings.

In addition, the Revolving Credit Facility will require the Company to pay an unused line fee on the average amount of unused commitments thereunder in each quarter, which fee will be at a rate of 0.250% or 0.30%, depending on average commitment usage for such quarter.

The Revolving Credit Facility is required to be prepaid (i) to the extent extensions of credit thereunder exceed the lesser of the borrowing base and the aggregate commitments and (ii) 100% of the Company’s and its restricted subsidiaries’ net cash proceeds from the issuance or incurrence of debt obligations for borrowed money not permitted under the Amended and Restated ABL Credit Agreement. In addition, if excess availability as determined by reference to a borrowing base falls below a specified threshold or if certain events of default occur under the Revolving Credit Facility, all cash proceeds of collateral pledged under the Revolving Credit Facility will be applied to repay the Revolving Credit Facility or secure certain obligations thereunder, subject to the right to reborrow thereafter under the Revolving Credit Facility. The Borrowers may voluntarily repay and reborrow outstanding loans under the Revolving Credit Facility at any time without a premium or penalty, other than customary “breakage” costs with respect to SOFR or CDOR loans.

The Revolving Credit Facility will mature and the commitments thereunder will terminate five years after the Closing Date.

Pursuant to certain guaranty and security agreements, the obligations of the borrowers under the Amended and Restated ABL Credit Agreement are guaranteed by the Company and each of its direct and indirect, existing and future, wholly-owned domestic subsidiaries, subject to customary exceptions and limitations, and excluding Delek Logistics Partners, LP, a Delaware limited partnership (“Delek MLP”), and Delek Logistics GP, LLC, a Delaware limited liability company (“Delek MLP GP”), certain other publicly traded limited partnership affiliates of the Company that may be acquired in the future and each subsidiary of the foregoing (collectively, the “MLP Subsidiaries”). Borrowings under the Amended and Restated ABL Credit Agreement are also guaranteed by DK Canada Energy ULC, a British Columbia unlimited liability company and a wholly-owned restricted subsidiary of the Company.

The Revolving Credit Facility is secured by a first priority lien over substantially all of the Company’s and each guarantor’s receivables, inventory, renewable identification numbers, instruments, intercompany loan receivables, deposit and securities accounts and related books and records and certain other personal property, subject to certain customary exceptions (the “Revolving Priority Collateral”), and a second priority lien over substantially all of the Company’s and each guarantor’s other assets, including all of the equity interests of any subsidiary held by the Company or any guarantor (other than equity interests in certain MLP Subsidiaries, including Delek MLP and Delek MLP GP) subject to certain customary exceptions, but excluding real property.

The Revolving Credit Facility contains a springing financial covenant that requires the Company, after excess availability under the Revolving Credit Facility falls below the greater of (x) $90 million and (y) 10% of the loan limit, to comply with a minimum fixed charge coverage ratio of 1.00 to 1.00 until excess availability is greater than such threshold for a period of 30 consecutive days. In addition, the Amended and Restated ABL Credit Agreement is subject to negative covenants that, among other things and subject to certain exceptions, limit the Company’s ability and the ability of its restricted subsidiaries to: (i) incur indebtedness or make guarantees of indebtedness; (ii) incur liens; (iii) make investments, loans and acquisitions; (iv) merge, liquidate or dissolve; (v) sell assets, including capital stock of subsidiaries; (vi) pay dividends on capital stock or redeem, repurchase or retire capital stock; (vii) alter the Company’s business; (viii) engage in transactions with the Company’s affiliates; (ix) enter into agreements limiting subsidiary dividends and distributions; and (x) enter into certain hedging transactions.

The Amended and Restated ABL Credit Agreement also contains certain representations and warranties, affirmative covenants and events of default (including, among others, an event of default upon a change of control, which the Company considers customary for a facility of this type). If an event of default occurs and is not cured or waived, the lenders under the Amended and Restated ABL Credit Agreement are entitled to take various actions, including the acceleration of amounts due under the Amended and Restated ABL Credit Agreement and all actions permitted to be taken by a secured creditor.

The Amended and Restated ABL Credit Agreement provides that the Company has the right at any time to request an increase in the revolving commitments up to $500.0 million. The lenders under the Amended and Restated ABL Credit Agreement are not under any obligation to provide any such incremental commitments or loans and any such addition of or increase in commitments or loans are subject to certain customary conditions precedent.

The foregoing description of the Amended and Restated ABL Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated ABL Credit Agreement, a copy of which is filed as Exhibits 10.1 hereto.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The descriptions of the Amended and Restated ABL Credit Agreement provided above under Item 1.01 is incorporated by reference in this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Third Amended and Restated Credit Agreement, dated as of October 26, 2022, by and among Delek US Holdings, Inc., as borrower, the lenders from time to time party thereto, Wells Fargo Bank, National Association, as administrative agent for each member of the Lender Group and the Bank Product Providers, the Subsidiaries of Delek US Holdings, Inc. from time to time party thereto, as guarantors, Wells Fargo Bank, National Association, Truist Securities, Inc., PNC Bank, National Association, Bank of America, N.A., MUFG Bank Ltd., Regions Capital Markets, a division of Regions Bank, and Barclays Bank PLC, each as a joint lead arranger and joint book runner, Wells Fargo Bank, National Association, Truist Bank, PNC Bank, National Association, Bank of America, N.A., MUFG Bank Ltd., Regions Capital Markets, a division of Regions Bank, and Barclays Bank PLC, each as a co-syndication agent, and Citizens Bank, N.A. as a documentation agent.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

*

Certain schedules and similar attachments have been omitted. The Company agrees to furnish a supplemental copy of any omitted schedule or attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2022	DELEK US HOLDINGS, INC.

/s/ Reuven Spiegel
	Name:	Reuven Spiegel
	Title:	Executive Vice President and Chief Financial Officer (Principal Financial Officer)